MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.

                                       AND

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
                                   AS TRUSTEE

                           ---------------------------

                             Supplemental Indenture
                           Dated as of August 27, 1996

                           ---------------------------

           9% Subordinated Convertible Debentures due November 1, 1999

                           SUPPLEMENTAL INDENTURE FOR
           9% SUBORDINATED CONVERTIBLE DEBENTURES DUE NOVEMBER 1, 1999
                 OF MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.

      SUPPLEMENTAL INDENTURE, dated as of the 27th day of August, 1996, between MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Georgia (the "Company") and Continental Stock Transfer & Trust Company, a limited purpose trust company duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

      WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of November 15, 1994, (the "Indenture") providing for an issue of debentures designated 9% Subordinated Convertible Debentures Due November 1, 1999 (the "Debentures"); and

      WHEREAS, the Company now wishes to provide for the waiver of certain defaults and to modify the Indenture, with the consent of Holders of 66-2/3% in aggregate principal amount of the Debentures, as permitted under Sections 7.6 and 11.2 of the Indenture and the Trustee, having been requested by the Company to join in the execution of this Supplemental Indenture, is willing to do so;

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises and the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Company and the Trustee hereby agree as follows:

      1. All capitalized terms not otherwise defined herein have the meanings set forth in the Indenture.

      2. The terms of the Indenture and the Debentures are hereby amended to provide that (a) all amounts to or for the benefit of any Debentureholder payable under the Indenture and the Debentures, other than interest, will be made only in shares of the Company's common stock ("Conversion Shares") at the Amended Conversion Price, as defined herein; (b) any Debentureholder may convert up to 25% of the principal amount of the Debentures held by such Debentureholder as of the date hereof into the Conversion Shares commencing on September 3, 1996 at the Amended Conversion Price as defined herein; (c) such Debentureholder may convert the remaining 75% of the principal amount of the Debentures into Conversion Shares after February 1, 1997 at the Amended Conversion Price, as defined herein; (d) any Debentureholder may convert the total principal amount of the Debentures into Conversion Shares upon an Event of Default by the Company under the Indenture and the Debentures, as amended hereby, not cured within the time period permitted under the Debentures or the Indenture, as amended hereby; and (e) upon August 1, 1997 or, if on such date, (x) the average of the reported closing bid prices for a share of the Company's Common Stock (unless such stock is traded on a registered national securities exchange, in which case, the average of the last reported sale prices on the principal exchange on which such securities are traded) for the thirty (30) days immediately preceding such date does not equal or exceed $2.00 per share and (y) the average of the reported daily trading volume does not equal or exceed 50,000 shares (unless the principal market for such common stock is such an exchange, in which case, 25,000 shares) then on the first day following August 1, 1997 on which the conditions described in subclauses (x) and


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

(y) are both met, (the "Mandatory Conversion Date"), all outstanding Debentures that have not theretofore been converted into the Conversion Shares shall automatically convert into Conversion Shares at the Amended Conversion Price, as defined herein. The Conversion Price of the Debentures (as defined therein) shall be the lesser of (i) $4.50 per share or (ii) ninety-five percent (95%) of the average of the reported closing bid prices for a share of the Company's Common Stock (unless such stock is traded on a registered national securities exchange, in which case, the average of the last reported sale prices on the principal exchange on which the Conversion Shares may be traded), for the three
(3) trading days prior to the date of written notification of conversion (the "Optional Conversion Date") by such Debentureholder or the Mandatory Conversion Date, (the "Amended Conversion Price"). Upon receipt by the Company of notice and conversion pursuant to Article IV of the Indenture, the Company shall compute the Amended Conversion Price and notify the Trustee in writing thereof. The Trustee may conclusively rely upon the Company's computation of the Amended Conversion Price and shall have no duty to verify such computation.

      3. If the Company desires to issue Senior Indebtedness, and the providers of the Senior Indebtedness require amendments to certain existing subordination provisions in the Indenture and the Debentures, each Debentureholder will either
(a) grant approval to amendments to the Indenture and the Debentures which are required to facilitate the new Senior Indebtedness, or (b) allow the Company to convert the Debentureholder's remaining Debentures at the Amended Conversion Price. Under the provisions set forth in this Section 2(b), upon receipt of written notice from the Company of its intent to convert the remaining Debentures, ("Demand Conversion Notice"), a Debentureholder may determine the Optional Conversion Date by submitting written notification of conversion to the Company no later than ninety (90) days after receipt of the Demand Conversion Notice. If after ninety (90) days from the receipt of Demand Conversion Notice, a Debentureholder has not elected an Optional Conversion Date within the respective ninety (90) day period by submitting written notice to the Company, such Debentureholder's remaining Debentures will be automatically converted into the Conversion Shares at the Amended Conversion Price without any action by or for the Trustee or the Company's transfer agent for its Common Stock (the "Transfer Agent").

      4. No conversion of the Debentures into Conversion Shares will be considered a prepayment as provided for in the Indenture or Debenture. The Company agrees to instruct the Transfer Agent to prepare and deliver to any Debentureholder, upon receipt of such Debentureholder's request for conversion pursuant to the terms hereof, certificates representing the Conversion Shares without a restrictive legend (assuming Regulation S of the Securities and Exchange Commission under the Securities Act of 1933, as amended, has not been rescinded or modified in such a manner as to preclude the issuance of unlegended Conversion Shares). Subject to the Transfer Agent's customary requirements when it is instructed to issue unlegended stock certificates, such certificates will be delivered to such Debentureholder within three (3) business days after receipt of notification of conversion by the Company. If such certificates are not received within five (5) business days after receipt of notification of conversion, the Company shall pay such Debentureholder, in liquidated damages, $500 per day for each day after said five (5) business day period until delivery of the certificates. In no event will the Trustee or the Transfer Agent be liable for such damages. If notice of default is given to the Company and such default is not cured within the time periods permitted under the Indenture and the Debentures, as amended hereby, and if the Company fails to deliver Conversion Shares to the Debentureholders within five (5) business days thereafter, all default remedies provided in the Indenture and the Debentures shall be available to the Debentureholders. All registration rights under the terms of the Indenture and the Debentures are hereby waived except that such rights shall be reinstated if, but only if, the Debentureholder is unable to rely upon such

Regulation S to resell Conversion Shares. All other provisions of the Indenture and Debentures not amended hereby shall remain in full force and effect.

      5. In accordance with Section 7.6 of the Indenture, (i) the Company's past defaults of the covenants contained in Sections 5.3, 5.9, 5.10, 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.19 and 5.20 of the Indenture and (ii) the requirement of the Company to comply with the covenants contained in Sections 5.9(a)(i), 5.9(a)(ii), and 5.9(d) of the Indenture through August 1, 1997, are hereby waived.

      6. Section 5.13 of the Indenture is hereby amended in its entirety to read as follows:

            "Section 5.13 Merger of Sale of Assets. The Company will not, and will not permit any Subsidiary to, merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of any of its assets to any Person, other than sales, leases, transfers or other dispositions of inventory in the ordinary course of business or particular items of obsolete or unnecessary equipment in the ordinary course of business, except

            (i) any Subsidiary may merge or consolidate with the Company (provided that Company shall be the surviving corporation in any such transaction) or with any one or more other Subsidiaries;

            (ii) the Company and any Subsidiary may sell, lease, transfer or otherwise dispose of up to a total of $10,000,000 in book value of assets (determined net of accumulated depreciation) as shown on the Company's most recent audited balance sheet after the date of this Indenture;

            (iii) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to the Company or another Subsidiary; and

            (iv) as otherwise expressly permitted by this Indenture.

      7. Section 5.19 of the Indenture is hereby amended in its entirety to read as follows:

            "Section 5.19 Dividends, Etc. The Company shall not declare or pay any dividend on its capital stock (other than stock dividends) or make any payment to purchase, redeem, retire or acquire any of its capital stock."

      8. All other provisions of the Indenture and the Debentures are and shall remain in full force and effect.


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

      IN WITNESS WHEREOF, the Company has caused this Supplemental Indenture to be signed in its corporate name and acknowledged by its Chairman of the board, Chief Executive Officer and President and its corporate seal to be affixed hereunto, duly attested by its Secretary or an Assistant Secretary; and the Trustee has caused this Supplemental Indenture to be signed and acknowledged by its President and its corporate seal to be affixed hereunto, duly attested by its Secretary, all as of the day and year first above written.this Agreement on the date first above written.

                              MOUNTASIA ENTERTAINMENT
                              INTERNATIONAL, INC.

                              By: __________________________________
                                  Name:  L. Scott Demerau
                                  Title: President

Attest:

Secretary

(Seal)

                              CONTINENTAL STOCK TRANSFER
                              & TRUST COMPANY

                              By: __________________________________
                                  Name:  Michael Nelson
                                  Title: President

Attest:

Secretary

(Seal)


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

STATE OF_________________
COUNTY OF________________

      On this ____ day of ____________________, 1996, before me personally appeared __________________________, who, being by me duly sworn, did say that he is the President of Mountasia Entertainment International, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of the said corporation and that the seal affixed to said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and that he subscribed his name thereto by like authority.

                                          Notary Public

(Seal)

STATE OF_________________
COUNTY OF________________

      On this ____ day of ____________________, 1996, before me personally appeared __________________________, who, being by me duly sworn, did say that he is the __________________ of Continental Stock Transfer & Trust Company, a limited purpose trust company described in and which executed the foregoing instrument; that he knows the corporate seal of the said corporation and that the seal affixed to said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and that he subscribed his name thereto by like authority.

                                          Notary Public

(Seal)